Exhibit 99.1

JoS. A. Bank Clothiers Reports Fiscal Year 2009 Results; Profits Increase 22%

HAMPSTEAD, Md.--(BUSINESS WIRE)--March 31, 2010--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: JOSB) announces today record results for its fiscal year ended January 30, 2010 (“fiscal year 2009”).

Net income for fiscal year 2009 increased 22% to a record $71.2 million, as compared with net income of $58.4 million for the fiscal year ended January 31, 2009 (“fiscal year 2008”). Earnings per share for fiscal year 2009 increased 21% to $3.84 as compared with earnings per share of $3.17 for fiscal year 2008.

Net sales reached a record of $770.3 million in fiscal year 2009, representing a 10.7% gain as compared with net sales of $695.9 million in fiscal year 2008. Comparable store sales increased 6.3% during fiscal year 2009, while Direct Marketing sales increased 12.2%. The Company ended fiscal year 2009 with $21.9 million in cash, $169.7 million in short-term investments and no debt.

“We are pleased to announce another solid year of sales and earnings growth,” commented R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “Our core strategy to provide our customers with high quality men’s clothing at a great value and to actively promote this value through a diverse advertising and marketing campaign has again produced favorable results for fiscal year 2009. We have continued to be successful in expanding our market share, growing our profits and controlling our expenses, while further strengthening our balance sheet. Additionally, with this quarter’s results, we have achieved earnings growth in 33 of the past 34 quarters when compared to the respective prior year periods, including 15 quarters in a row,” continued Mr. Black.

A conference call to discuss fiscal year 2009 earnings will be held Thursday, April 1, 2010 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-230-1059 or (International) 612-234-9959 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on April 1, 2010 until April 8, 2010 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 151674. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation’s leading designers, manufacturers and retailers of men’s classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 473 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol “JOSB.”

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2010. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 31, 2009 AND JANUARY 30, 2010
(In Thousands, Except Share Information)

	January 31, 2009	January 30, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,875	$21,853
Short-term investments	-	169,736
Accounts receivable, net	7,404	5,860
Inventories	209,242	218,321
Prepaid expenses and other current assets	17,776	16,035
Total current assets	357,297	431,805
NONCURRENT ASSETS:
Property, plant and equipment, net	133,588	124,139
Other noncurrent assets	481	420
Total assets	$491,366	$556,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,774	$18,225
Accrued expenses	74,792	85,256
Deferred tax liability - current	6,604	5,064
Total current liabilities	111,170	108,545
NONCURRENT LIABILITIES:
Long-term debt	-	-
Deferred rent	54,743	51,853
Deferred tax liability - noncurrent	2,605	1,608
Other noncurrent liabilities	1,035	1,048
Total liabilities	169,553	163,054
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $1.00 par, 500,000 shares authorized, none issued or outstanding	-	-
Common stock, $.01 par, 45,000,000 shares authorized, 18,290,977 issued and outstanding at January 31, 2009 and 18,351,162 issued and outstanding at January 30, 2010	182	183
Additional paid-in capital	82,951	83,249
Retained earnings	238,668	309,823
Accumulated other comprehensive gains	12	55
Total stockholders’ equity	321,813	393,310
Total liabilities and stockholders’ equity	$491,366	$556,364

Note: The foregoing audited Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of January 31, 2009 and as of January 30, 2010) and do not include the Notes, which are an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, which was filed with the Securities and Exchange Commission on March 31, 2010.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED FEBRUARY 2, 2008, JANUARY 31, 2009 AND JANUARY 30, 2010
(In Thousands, Except Per Share Information)

	Fiscal Year
	2007	2008	2009
NET SALES	$604,010	$695,908	$770,316
Cost of goods sold	225,364	264,954	298,193
GROSS PROFIT	378,646	430,954	472,123
OPERATING EXPENSES:
Sales and marketing, including occupancy costs	242,655	277,354	293,663
General and administrative	53,240	58,111	61,057
Total operating expenses	295,895	335,465	354,720
OPERATING INCOME	82,751	95,489	117,403
OTHER INCOME (EXPENSE):
Interest income	1,937	856	375
Interest expense	(355)	(379)	(395)
Total other income (expense)	1,582	477	(20)
Income before provision for income taxes	84,333	95,966	117,383
Provision for income taxes	34,165	37,558	46,228
NET INCOME	$50,168	$58,408	$71,155

PER SHARE INFORMATION
Earnings per share:
Basic	$2.77	$3.21	$3.89
Diluted	$2.72	$3.17	$3.84
Weighted average shares outstanding:
Basic	18,128	18,214	18,301
Diluted	18,420	18,445	18,523

Note: The foregoing audited Consolidated Statements of Income are excerpts from our Consolidated Financial Statements for each of the three years ended January 30, 2010 and do not include the Notes, which are considered an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2010 which was filed with the Securities and Exchange Commission on March 31, 2010.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED FEBRUARY 2, 2008, JANUARY 31, 2009 AND JANUARY 30, 2010
(In Thousands)
	Fiscal Year
	2007	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,168	$58,408	$71,155
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) in deferred taxes	(3,150)	1,311	(2,537)
Depreciation and amortization	18,477	20,609	22,382
Loss on disposition of assets	281	279	160
Asset impairment charges	833	1,240	1,554
Non-cash recognition of state grant	(485)	-	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(662)	(1,549)	1,544
Increase in inventories	(23,354)	(2,417)	(9,079)
(Increase) decrease in prepaids and other current assets	(10)	817	1,741
Decrease in non-current assets	27	27	61
Increase (decrease) in accounts payable	5,700	(17,609)	(11,549)
Increase in accrued expenses	7,602	8,018	12,120
Increase (decrease) in deferred rent	8,132	4,558	(2,890)
Increase (decrease) in other noncurrent liabilities	153	(152)	86
Net cash provided by operating activities	63,712	73,540	84,748
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for capital expenditures	(27,696)	(35,105)	(16,333)
Proceeds from disposal of assets	295	197	-
Purchases of short-term investments	-	-	(169,736)
Net cash used for investing activities	(27,401)	(34,908)	(186,069)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan agreement	-	-	-
Repayment of borrowings under revolving loan agreement	-	-	-
Income tax benefit from exercise of non-qualified stock options	822	625	65
Proceeds from issuance of common stock	1,869	1,536	234
Net cash provided by financing activities	2,691	2,161	299
Net increase (decrease) in cash and cash equivalents	39,002	40,793	(101,022)
CASH AND CASH EQUIVALENTS, beginning of year	43,080	82,082	122,875
CASH AND CASH EQUIVALENTS, end of year	$82,082	$122,875	$21,853

Note: The foregoing audited Consolidated Statements of Cash Flows are excerpts from our Consolidated Financial Statements for each of the three years ended January 30, 2010 and do not include the Notes, which are considered an integral part thereof. The foregoing audited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 2010 which was filed with the Securities and Exchange Commission on March 31, 2010.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com